UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 23, 2018 (February 20, 2018)

NEWFIELD EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Newfield Exploration Company (“Newfield”), dated February 20, 2018 (the “Original Form 8-K”). This Form 8-K/A is being furnished to notify investors of an update to Newfield’s @ NFX publication (Exhibit 99.3 of the Original Form 8-K).

Item 7.01  Regulation FD Disclosure

On February 23, 2018, Newfield provided additional disclosure on its actual and estimated production volumes in the Anadarko Basin through an updated @NFX publication. A new slide was added (page 8) showing SCOOP and STACK production separately and split by commodity type. In addition, a note was added to page 33 (now page 34) to provide clarity for the estimated 5% increase in natural gas production from 3Q18 to 4Q18. The updated @NFX publication, including both referenced slides, was posted to the Company’s website (www.newfield.com) concurrent with the submission of this Form 8-K/A.  A copy of the updated @ NFX publication is also furnished herewith as Exhibit 99.3.

The information in Item 7.01 of this Current Report, including the exhibit attached hereto as Exhibit 99.3, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
	99.3	@ NFX Publication posted by Newfield on February 23, 2018

Exhibit Index

Exhibit No.	Description

99.3	@ NFX Publication posted by Newfield on February 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: February 23, 2018	By:	/s/ Timothy D. Yang
Timothy D. Yang
General Counsel and Corporate Secretary